REUVENI, HARTUV, TEPPER & CO.
          CERTIFIED PUBLIC ACCOUNTANTS (Isr.)
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          30 ACHAD HA'AM ST., TEL-AVIV ISRAEL P.O.B. 29870, CODE 61298
          TEL: 972-3-5604281                           FAX: 972-3-5605001


          1946/AMPI




                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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          As  independent  public  accountants, we  hereby  consent  to the
          incorporation by   reference  in the amendment No. 2 to the Ampal
          American Israel Corporation's   registration   statement on  FORM
          S-2 (File No.33-51023) of our report on the financial statements of the Snow and Cool Palace (Limited Partnership) dated February 3, 1993 included in Ampal American Israel Corporation's FORM 10-K for the period ended December 31, 1992 and to all references to our firm included in such registration statement.





          January 21, 1994






                             Reuveni, Hartuv Tepper & Co.
                         Certified Public Accountants (Isr.)